Exhibit 99.1

InspireMD Announces Successful Live Clinical Case Transmissions Featuring CGuard™ EPS at the Leipzig Interventional Course (LINC) 2020

Case demonstrates ease-of-use and exceptional patient safety features of CGuard™ EPS

Tel Aviv, Israel — January 29, 2020 – InspireMD, Inc. (NYSE American: NSPR), developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by carotid artery disease, today announced that a successful live case featuring CGuard™ EPS was presented at the international LINC conference 2020, which is being held January 28 – 31 in Leipzig, Germany.

“For the third year in a row, we were chosen to showcase CGuard™ EPS in a live case procedure. This again confirms both clinical utility and ease of use of the device relative to alternative stent options and carotid endarterectomy,” said Marvin Slosman, chief executive officer of InspireMD. “Together with the panel discussions and presentations featuring CGuard™ EPS at this year’s LINC conference, the totality of evidence demonstrating CGuard’s safety and efficacy continues to reiterate the value of CGuard as a standard of care treatment for carotid artery disease. We would like to express our thanks to Drs. Micari and Castriota, two world-renowned interventionalists, for again demonstrating superior results of CGuard™ EPS in a real-time clinical setting.”

Live case #17: Symptomatic high-risk carotid artery disease

The live case was conducted by Dr. Antonio Micari and Dr. Fausto Castriota, interventional cardiologists at Humanitas Gavazzeni Hospital, Bergamo, Italy. The 82-year old male patient presented with symptomatic high-risk carotid artery disease and experienced a transient ischemic attack (TIA) with left-sided hemiparesis approximately one month ago. Risk factors included hypertension and hypercholesterolemia. The procedure was successfully performed with CGuard™ EPS, lasted approximately 20 minutes and had an excellent angiographic result.

Following the procedure, Drs. Micari and Castriota commented, “We believe CGuard™ EPS is a game changer in the plaque–stent interaction paradigm.”

About LINC

LINC is a leading global forum for new methods in the field of vascular medicine. LINC brings together medical professionals from different specialties around the world who perform endovascular interventions.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for treatment of carotid artery disease by providing outstanding acute results and durable stroke free long-term outcomes.

InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbols NSPR.WS and NSPR.WSB.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com